UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2017 (December 18, 2017)

HedgePath Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(813) 864-2559

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission	of Matters to a Vote of Security Holders.

On December 18, 2017, HedgePath Pharmaceuticals, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). The number of shares of common stock of the Company entitled to vote at the Annual Meeting was 369,599,266. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 327,994,016, thus establishing a quorum for the Annual Meeting. At the Annual Meeting, the stockholders elected each of the director nominees, approved the compensation to the Company’s named executive officers, and voted to hold an advisory vote on executive compensation every year.

The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

Proposal 1: To elect E. Brendan Magrab, W. Mark Watson, Stefan J. Cross, Dr. R. Dana Ono and Robert D. Martin as directors, each to serve for a one-year term that expires at the 2018 annual meeting of stockholders or until his successor is elected and qualified or until his earlier resignation or removal.

Nominee	For	Withheld	Broker Non-Votes
E. Brendan Magrab	212,639,422	115,354,594	0
W. Mark Watson	327,979,481	14,535	0
Stefan J. Cross	212,379,673	115,614,343	0
Dr. R. Dana Ono	327,931,481	62,535	0
Robert D. Martin	212,849,922	115,144,094	0
Proposal 2: To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.
For	Against	Abstain	Broker Non-Votes
315,534,619	12,459,222	175	0
Proposal 3: To approve, on a non-binding advisory basis, the frequency for the advisory vote to approve the compensation of the company’s named executive officers.
1 Year	2 Years	3 Years	Abstain
306,961,329	266,550	19,218,022	1,548,115

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2017

HEDGEPATH PHARMACEUTICALS, INC.

By:	/s/ Nicholas J. Virca
	Name:	Nicholas J. Virca
	Title:	President and CEO